Exclusive License Contract on Mach5TM Wireless Internet Accelerator Software

Party A: Shenzhen ZET Joygor Information Technologies Co., Ltd.
Legal Representative: Hou Zhengzhi
Address: Floor 11, Tower A, Dazu Chuangxin Building, 9018 Beihuan Avenue, High-Tech Park,
Nanshan District, Shenzhen
Postal Code: 518057
Tel: 0755-86360200-8090

Party B : Shenzhen CC Power Corporation
Legal Representative: Wang Xili
Address: 706, Tower B, Cyber Times, Tiaran Road, Futian District, Shenzhen
Postal Code: 518040
Tel: 0755-8348 7878

Regarding the license of Mach5TM Wireless Internet Accelerator Software(“Software”) granted by Party B to Party A, upon negotiation based on equality, mutual benefit and good faith, and according to the relevant PRC laws and regulations, both Parties hereby enter into this agreement :

The date of signature of this agreement is: April 10, 2012.

1. Representations and Warranties

Each Party hereby represents, states and warrants to the other Party that:

1.1	It is an independent legal entity legally established and validly existing under the applicable laws;

1.2	The authorized representative has obtained all the necessary authorization to conclude this agreement on behalf of the Party;

1.3	It is capable to fulfill the relevant obligations under this agreement, without violation of any binding restrictions under applicable laws or of lawful rights and interests of any third party.

2. License and Cooperation

2.1 Scope of License

2.1.1 Party B agrees to grant to Party A the exclusive license of the Software, including the rights of selling and operation;

2.1.2 Party B permits Party A to publish the software via media, websites or other channels;

2.1.3 Party B will provide the customization manual of the Software and the custom development to Party A, for the purpose of meeting the requirements of the market. Where the custom development is out the developing scope defined by Party B, the relevant expenses incurred shall be assumed by Party A;

2.1.4 Party B agrees Party A to use the company name of Party B, the trademark and logo of the Software, and the relevant shop names for the purpose of marketing the Software;

2.2 Territory of License: the Republic of Indonesia

2.3 Term of License: One year, commencing on April 10, 2012 and ending on April 10, 2013.

3. Rights and Obligations of Both Parties

3.1 Rights and Obligations of Party A

3.1.1 Party A guarantees that concluding this agreement will not constitute any violation of any binding legal document;

3.1.2 Party A shall fairly use the Software pursuant to the provisions on the scope of license, the instructions on use, and the term of license stipulated in this agreement;

3.1.3 Party B guarantees the selling amount during the term of the exclusive license shall be no less than 100,000 licenses.

3.2 Rights and Obligations of Party B

3.2.1 Party B owns all the intellectual property rights and the relevant rights and interests existing in the Software and related services, company names, trademarks, etc., as provided by Party B;

3.2.2 Party B guarantees the legality of the Software, and there is no infringement of the copyrights and business secrets of any third party. Party B shall resolve the relevant disputes on the intellectual property rights, and be liable for all the incurred losses of Party A.

3.2.3 Party B is obligated to provide technical support to Party A, including providing products documents, project technical supports, after-sales support, etc. In addition, Party A shall assign particular personnel to provide necessary technical support in Indonesia.

4. Term and Termination of License

4.1 Effectiveness of this Agreement: This agreement shall take into effect upon the signature of the legal/authorized representatives and the company seals of both Parties;

4.2 Termination of this Agreement: Where either Party breaches any provision of this agreement, the dispute of which could not be solved through consultation, the other Party shall have the right to terminate this agreement.

4.3 Renewal of this Agreement: Both Parties may negotiate on the termination and renewal of this agreement 30 days before the expiration of this agreement; otherwise, this agreement shall be renewed for one year automatically upon the expiry date of this agreement.

5. Liabilities of Breach

5.1 Unless otherwise stipulated, where either Party violates any provision of this agreement directly or indirectly, or fails to perform, or fails to promptly and adequately perform the obligations under this agreement, which constitutes a breach of contract, the other Party shall have the right to require the Party at fault to make rectifications, take adequate, effective and timely measures to eliminate the consequences of the breach of contract, and compensate the non-defaulting Party for the losses caused by the breach of contract.

6. Miscellaneous

6.1 This agreement is executed with two counterparts, each of which shall be held by each Party;

6.2 Issues that are not covered by this agreement shall be resolved by mutual consultation of both Parties.

Party A: Shenzhen ZET Joygor Information Technologies Co., Ltd.
[Seal of Shenzhen Joygor Information Technologies Co., Ltd.]
Legal/Authorized Representative:
Date:

Party B: Shenzhen CC Power Corporation
[Seal of Shenzhen CC Power Corporation]
Legal/Authorized Representative: Ryan Ge
Date: